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                                                                    EXHIBIT 21.1



Subsidiaries of Borders Group, Inc.


SUBSIDIARY                          STATE OF INCORPORATION
----------                          ----------------------


BB Holdings, Inc.                           Michigan
Borders, Inc.                               Colorado
Borders Fulfillment, Inc.                   Delaware
Borders Management, LLC                     Delaware
Borders Online, LLC                         Delaware
Borders Online, Inc.                        Colorado
Borders Outlet, Inc.                        Colorado
Borders Properties, Inc.                    Delaware
WB Holdings, Inc.                           Michigan
Walden Book Company, Inc.                   Colorado
Waldenbooks Properties, Inc.                Delaware
Borders (UK) Limited
  formerly Books etc. Limited               U.K.
Borders New Zealand Limited                 New Zealand
Borders PTE. Limited                        Singapore
Borders Australia PTY, Limited              Australia
BGI (UK) Limited                            U.K.
BGP (UK) Limited                            U.K.
Borders Canada, Ltd.                        Canada
Evermatch Limited                           U.K.
Books Etc Properties Limited                U.K.
Meridian Books Limited                      U.K.
Borders Superstores (UK) Limited            U.K.
Charing Cross Properties Limited            U.K.